                           SEASON ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                             CENDANT CORPORATION

                          OFFER TO PURCHASE FOR CASH
                      23,501,260 SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.
                                     FOR
                             $67.00 NET PER SHARE

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 6, 1998, UNLESS
                             THE OFFER IS EXTENDED.

                                                                March 24, 1998

To Our Clients:

   Enclosed for your consideration is the Second Supplement, dated March 24, 1998 (the "Second Supplement"), to the Offer to Purchase, dated January 27, 1998 (the "Offer to Purchase") and the Supplement, dated March 16, 1998 (the "First Supplement"), and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by Season Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Parent"), to purchase 23,501,260 outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), of American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), including the associated Series C Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 19, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as such agreement may be amended, the "Rights Agreement"), at a price of $67.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Unless context otherwise requires, all references to the Common Shares shall include the associated Rights, and all references to the Rights shall include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement, including the right to receive any payment due upon redemption of the Rights. Shares of $3.125 Series B Cumulative Convertible Preferred Stock, no par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of the Company may not be tendered pursuant to the Offer. In the event that a holder of Preferred Shares wants to tender such shares pursuant to the Offer, such holder must first convert the Preferred Shares into Common Shares pursuant to the terms of the Preferred Shares and then tender such Common Shares pursuant to the Offer.

   If a shareholder desires to tender Common Shares and Rights pursuant to the Offer and such shareholder's Common Share Certificates (as defined in the Offer to Purchase) are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Common Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and
Section 2 of the First Supplement. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE

ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

     1. The tender price is $67.00 per Common Share, net to the seller in cash, without interest thereon.

     2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 6, 1998, unless the Offer is extended.

     3. The Offer is being made for 23,501,260 outstanding Common Shares.

     4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Common Shares which, together with Shares owned by Parent and Purchaser, constitute at least 51% of the Common Shares outstanding on a fully diluted basis, and (2) Parent and Purchaser having obtained all insurance regulatory approvals necessary for their acquisition of control over the Company's insurance subsidiaries.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the purchase of Common Shares by Purchaser pursuant to the Offer.

     6. The Board of Directors of the Company has approved the Offer, determined that the consideration to be paid for Common Shares pursuant to the Offer and the Merger is fair to and in the best interest of the Company and its shareholders and recommends that shareholders accept the Offer and the Merger.

   The Offer is made solely by the Offer to Purchase, the Supplement, the Second Supplement and the revised Letters of Transmittal and is being made to all holders of Common Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Common Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Common Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
              TO PURCHASE FOR CASH 23,501,260 OUTSTANDING SHARES
                                OF COMMON STOCK
                                      OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Second Supplement, dated March 24, 1998, to the Offer to Purchase, dated January 27, 1998 and the First Supplement, dated March 16, 1998 and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Season Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Parent"), to purchase 23,501,260 outstanding shares of common stock, par value $1.00 per share
(the "Common Shares"), of American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), including the associated Series C Preferred
Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 19, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as such agreement may be amended, the "Rights Agreement"). Unless the context otherwise requires, all references to the Common Shares shall include the associated Rights, and all references to the Rights shall include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement, including the right to receive any payment due upon redemption of the Rights.

   This will instruct you to tender to Purchaser the number of Common Shares indicated below (or, if no number is indicated in either appropriate space below, all Common Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF COMMON SHARES
TO BE TENDERED:*

_______ Common Shares

ACCOUNT NUMBER:

Dated:          , 1998
                                      SIGN HERE


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                                                    SIGNATURE(S)


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                                            PLEASE TYPE OR PRINT NAME(S)


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                                       PLEASE TYPE OR PRINT ADDRESS(ES) HERE


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                                           AREA CODE AND TELEPHONE NUMBER


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                                      TAXPAYER IDENTIFICATION OR SOCIAL
                                                 SECURITY NUMBER(S)


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* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.